   Exhibit 99.1

AdCare Health Systems Reports Second Quarter 2011 Results

SPRINGFIELD, Ohio, August 11, 2011—AdCare Health Systems, Inc. (NYSE AMEX: ADK), a leading skilled nursing and assisted living provider, reported unaudited financial results for the second quarter ended June 30, 2011.

Q2 2011 Financial Highlights

•            Record revenues of $34.8 million, up 10% sequentially and up 459% from Q2 2010

•            Income from operations of $736,000, up 106%, or $379,000, sequentially and vs. a year-ago loss

•            Adjusted EBITDAR of $4.4 million, up 33% or $1.1 million sequentially and up 1,441% or $4.1 million from Q2 2010

Q2 2011 Summary of Financial Results

Revenue in the second quarter of 2011 increased 459% to a record $34.8 million from $6.2 million in the same quarter a year ago. The increase in revenue was primarily due to acquisitions completed since August 2010 as part of the company’s M&A program. The company’s skilled nursing facilities that existed prior to August 2010 also contributed to the improvement in revenue, driven primarily by an increase in occupancy. A more detailed discussion and analysis of the company’s performance will be available in AdCare’s Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Com mission.

Income from operations in the second quarter of 2011 was $736,000, which compares to a loss from operations of $270,000 in the same year-ago period. The increase in income from operations was primarily due to revenue improvement in facilities acquired during the last 12 months.

Adjusted EBITDAR in the second quarter of 2011 totaled $4.4 million, up 1,441% from adjusted EBITDAR of $283,000 in the second quarter of 2010 (see the definition and an important discussion about the presentation of adjusted EBITDAR, a non-GAAP term, below).

For earnings attributable to AdCare and its shareholders, the company recorded a net loss in the second quarter of 2011 of $4,397,000 or $(0.52) per share, versus a net loss of $610,000 or $(0.11) per share in the same year-ago period. The second quarter 2011 net loss included acquisition expenses of approximately $622,000, a non-cash derivative loss of $2.6 million, and salary continuation costs of $621,000, with none of these expenses occurring in the same year-ago quarter. Total non-cash stock-based compensation in the second quarter of 2011 was $374,000, compared to $216,000 in the same year-ago quarter.

Combined cash, current restricted cash and cash equivalents at June 30, 2011 totaled $8.8 million, compared to $5.0 million at December 31, 2010.

Q2 2011 Operational Highlights

•            Completed the acquisition of three skilled nursing centers in Georgia. The facilities have an aggregate 339 beds that generate an estimated $17.7 million in annualized revenues, and their addition was immediately accretive to the company’s earnings.

•            Signed agreement for 15 skilled nursing centers across South Carolina, North Carolina, Virginia, and Tennessee, and representing the company’s largest transaction to-date. The facilities have an aggregate of 1,995 beds and generate an estimated $93 million in gross annualized revenues according to their most recent financials. They are expected to be accretive to the company’s earnings after the transaction closes as planned in the fall.

•            At the end of the second quarter, the company operated 31 facilities, comprised of 23 skilled nursing centers, seven assisted living residences and one independent living/senior housing facility, totaling approximately 2,900 units. The company’s communities are located in Ohio, Georgia, Alabama and North Carolina.

•            In June, AdCare appointed Martin D. Brew as CFO. Brew adds more than 29 years of experience to AdCare, as a seasoned finance and healthcare industry executive.

•            Joined Russell Microcap® Index.

Management Commentary

“During the second quarter, the operational optimization of our recently acquired facilities is beginning to be reflected in our core performance,” said Boyd P. Gentry, AdCare’s president and chief executive officer. “Our key operating measures showed strong improvement in the quarter, including revenues, income from operations and adjusted EBITDAR, as well as improvement in occupancy at our legacy facilities.”

“Our strategy of acquiring skilled nursing facilities is proving successful. We target facilities that have not traditionally concentrated on providing post-acute services, and then once acquired, optimize patient care, occupancy and quality mix,” continued Gentry. “Our operating team has also demonstrated they can increase Medicare census and rates. In fact, we have increased Medicare census by 40% at facilities where we have operated for less than a year. This has resulted in an increase in quality mix to approximately 14% for the entire company, as compared to an average of 10% at the time of individual facility acquisition.”

“With a robust pipeline of opportunities ahead of us, both organic and external, we are well positioned to deliver strengthening results even in a more conservative Medicare environment.  During the remainder of 2011, we will continue to focus on investing in and improving our back office and operational infrastructure to support our successful M&A program, as led by our chief acquisition officer and vice chairman, Chris Brogdon.”

According to Brogdon: “AdCare has put under contract 42 facilities since we began this M&A campaign in the fall of 2009 and 20 since the beginning of the year. After establishing new operations so far in Alabama, Georgia and North Carolina, during the second quarter we made our first introductions into Missouri, Tennessee, South Carolina and Virginia with 2,500 beds put under contract. We continue to expect our new facilities and these pending acquisitions to improve our overall EBITDAR margin.”

The company plans to continue pursuing an aggressive M&A program. Combining its current annualized run-rate with transactions currently in the process of closing, AdCare’s estimated annualized revenue run-rate is expected to exceed $268 million. This would represent an increase of more than 400% over the company’s revenues in 2010, and an increase of more than 900% over revenues in 2009 when it initiated its M&A campaign.

“We’re evaluating a number of attractive opportunities in both the Midwest and the South,” added Brogdon, “with our M&A program continuing to be a major focus as we complete the second half of 2011.”

Conference Call and Webcast

AdCare will hold a conference call to discuss its 2011 financial results later today, August 11, 2011 at 5:00 p.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Thursday, August 11, 2011

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Dial-In Number: 1-877-941-2069

International: 1-480-629-9713

Conference ID#: 4462836

The conference call will be broadcast simultaneously at http://viavid.net/dce.aspx?sid=00008AE9 and available for replay via the investor section of the company’s Web site at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until September 11, 2011:

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4462836

Summary of Closed and Pending Transactions Since Start of M&A Program

Description	Size	Location	Type	ARR*	Terms	Closing Status

Assisted Living Facility	105 Units	Hoover, AL	Consolidated Variable Interest Entity (CVIE)	$2 million	1 yr purchase option, expiring June 2012	Signed Option 6-25-10. Currently a CVIE

Five Nursing Homes	615 beds	Georgia	Lease	$35 million	10-yr lease	Closed 7-30-10

Three Nursing Homes	280 beds	Georgia	Lease	$15.5 million	10-yr lease (combined with the above)	Closed 9-2-10

Two Nursing Homes	306 beds	Alabama	Purchase	$18 million	Long-term fixed rate loan, USDA guaranteed	Closed 10-1-10

Two Nursing Homes	300 beds	Atlanta, GA	Lease	$21 million	12-yr lease with renewal option	Closed 11-2-10

Nursing Facility	106 beds	Sylva, NC	Purchase	$7.8 million	Long-term fixed rate loan, USDA guaranteed	Closed 12-31-10

Three Nursing Homes	339 beds	Atlanta, GA & Dublin, GA	Purchase	$16.4 million	Long-term fixed rate loan (USDA guaranteed and bank loans)	Closed Two 5-2-2011; Closed third on 5-31-2011

Five Nursing Homes (Pending)	506 beds	Arkansas & Missouri	Purchase (four) and Lease (one)	$25.0 million	Long-term fixed rate loan (USDA guaranteed and bank loans), one 10-year lease	Closing Expected in Q3-11

15 Nursing Homes (Pending)	1,995 beds	NC, SC, TN & VA	Purchase (two), Lease (nine), and Manage (four)	$93.0 million	Cash, shares of AdCare stock & seller notes	Closing Expected in Fall 2011

Total	4,552			$233.7 million

*ARR= Annualized Revenue Run-rate at the time of purchase/lease or signing, estimated

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare’s mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects, “ “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by Mr. Gentry that the company is positioned to deliver strengthening results even in a more conservative Medicare environment, and statements by Mr. Brogdon that the company continues to expect its new facilities and those pending acquisitions to improve the company’s overall EBITDAR margin, as well as other statements regarding the signing and closing of expected acquisitions, and the company’s expected annualized run-rate. Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the SEC and include, among others, AdCare’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, facilities mentioned in this press release are operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.

References to the consolidated company and its assets and activities, as well as the use of the terms such as “we”, “us”, “our”, and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses, or are operated by the same entity.

Use of Non-GAAP Financial Information

Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA and Adjusted EBITDAR. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The company defines adjusted EBITDAR as net income (loss) before interest expense; income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation); acquisition costs (net of gains); loss on extinguishment of debt; derivative loss; other income from recovery of receivable; retirement and salary continuation costs; and rent cost.

Adjusted EBITDA and Adjusted EBITDAR should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. The metrics are key measures of AdCare Health Systems’ operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss and certain gains on acquisitions.

The company believes these measures are useful to investors in evaluating the company’s performance, results of operations and financial position for the following reasons:

•            They are helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•            They provide an assessment of controllable expenses and affords management the ability to make decisions, which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•            They are an indication to determine if adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company’s day-to-day operations.

AdCare Health Systems, Inc and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Adjusted EBITDAR

(Unaudited)

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
	2011	2010	2011	2010	2011
Net (Loss) Income	$(4,562,377)	$194,817	$(5,504,009)	$609,022	$(941,633)
Interest expense, net	1,854,281	298,240	3,294,471	585,460	1,440,190
Income tax expense	135,265	10,642	231,636	21,284	96,372
Amortization of stock based compensation	373,881	215,760	763,875	431,570	389,994
Depreciation and amortization	709,774	233,410	1,360,967	475,974	651,193
Acquisition costs, net of gains	622,120	(807,789)	(357,219)	(1,633,778)	(979,339)
Loss on extinguishment of debt	77,400	—	77,400	—	—
Derivative loss	2,588,171	—	3,938,037	—	1,349,866
Other income from recovery of receivable	—	—	(632,000)	—	(632,000)
Retirement and salary continuation costs	621,605	—	621,605	—	—
Adjusted EBITDA	$2,420,120	$145,080	$3,794,763	$489,532	$1,374,643
Rent expense	1,946,868	138,339	3,849,591	289,490	1,902,724
Adjusted EBITDAR	$4,366,988	$283,419	$7,644,354	$779,022	$3,277,367

Company Contacts

Boyd Gentry, CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,660,797	$3,911,140
Restricted cash and cash equivalents	3,104,177	1,047,454
Accounts receivable:
Long-term care resident receivables, net	14,177,043	10,943,963
Management receivables, net	207,150	271,224
Prepaid expenses and other	919,700	1,243,663
Total current assets	24,068,867	17,417,444

Restricted cash and investments	3,640,201	3,099,936
Property and equipment, net	56,632,391	37,606,301
Intangibles, net	22,807,450	16,159,845
Goodwill	2,679,482	2,679,482
Escrow deposits for acquisitions	790,000	1,725,086
Lease deposits	1,694,105	1,670,282
Other assets	3,625,853	2,600,530
Total assets	$115,938,349	$82,958,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$8,073,620	$3,633,401
Accounts payable	5,785,768	3,411,772
Accrued expenses	10,592,303	9,664,325
Total current liabilities	24,451,691	16,709,498

Notes payable and other debt, net of current portion	72,423,116	47,210,995
Derivative liability	6,843,787	2,905,750
Other liabilities	1,452,405	1,267,429
Deferred tax liability	412,963	255,141
Total liabilities	105,583,962	68,348,813

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, no par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, no par value; 29,000,000 shares authorized; 8,518,601 and 8,349,197 shares issued and outstanding	27,860,173	26,611,870
Accumulated deficit	(17,711,036)	(12,548,870)
Total stockholders’ equity	10,149,137	14,063,000
Noncontrolling interest in subsidiaries	205,250	547,093
Total equity	10,354,387	14,610,093
Total liabilities and stockholders’ equity	$115,938,349	$82,958,906

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Patient care revenues	$34,323,137	$5,700,272	$65,335,661	$11,567,059
Management revenues	486,183	523,941	983,523	1,031,672
Total revenues	34,809,320	6,224,213	66,319,184	12,598,731

Expenses:
Payroll and related payroll costs	19,102,771	3,965,010	37,218,583	8,025,974
Other operating expenses	11,692,223	2,157,949	22,175,069	4,191,674
Lease expense	1,946,868	138,339	3,849,591	289,490
Depreciation and amortization	709,774	233,410	1,360,967	475,974
Salary retirement and continuation costs	621,605	—	621,605	—
Total expenses	34,073,241	6,494,708	65,225,815	12,983,112

Income (Loss) from Operations	736,079	(270,495)	1,093,369	(384,381)

Other (Expense) Income:
Interest expense, net	(1,854,281)	(298,240)	(3,294,471)	(585,460)
Acquisition costs, net of gains	(622,120)	807,789	357,219	1,633,778
Derivative loss	(2,588,171)	—	(3,938,037)	—
Loss on extinguishment of debt	(77,400)	—	(77,400)	—
Other income (expense)	(21,219)	(33,595)	586,947	(33,631)
Total other (expense) income	(5,163,191)	475,954	(6,365,742)	1,014,687

(Loss) Income Before Income Taxes	(4,427,112)	205,459	(5,272,373)	630,306
Income Tax Expense	(135,265)	(10,642)	(231,636)	(21,284)
Net (Loss) Income	(4,562,377)	194,817	(5,504,009)	609,022
Net Loss (Income) Attributable to Noncontrolling Interests	165,507	(804,858)	341,843	(809,562)
Net Loss Attributable to AdCare Health Systems	$(4,396,870)	$(610,041)	$(5,162,166)	$(200,540)

Net Loss Per Share, Basic	$(0.52)	$(0.11)	$(0.62)	$(0.04)
Net Loss Per Share, Diluted	$(0.52)	$(0.11)	$(0.62)	$(0.04)

Weighted Average Common Shares Outstanding,
Basic	8,425,698	5,710,696	8,387,347	5,688,659
Diluted	8,425,698	5,710,696	8,387,347	5,688,659